As Filed with the Securities and Exchange Commission on January 3, 2005

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
January 3, 2005

DIASYS CORPORATION
(Exact name of small business issuer as specified in its charter)

Delaware	0-24974	06-1339248
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

81 West Main Street, Waterbury, CT 06702
(Address of principal executive offices)

203-755-5083
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

________________________________________

Check the appropriate box below if the form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02	Termination of a Material Definitive Agreement

On January 3, 2005, DiaSys Corporation (the "Company") terminated its Common Stock Purchase Agreement (equity line of credit financing arrangement) with Icon Investors Ltd., effective February 4, 2005. Pursuant to such arrangement, for the past seven months, the Company has been selling shares of its Common Stock on a discounted basis to Icon Investors to meet its working capital needs. The February 4 effective termination date is necessary both to comply with the Common Stock Purchase Agreement's 30-day notice requirement and to permit the parties to fulfill outstanding commitments under the Agreement.

DiaSys management has voluntarily elected to terminate the Icon arrangement because the Company no longer requires cash infusion on a weekly basis.

SIGNATURES

In accordance with the requirements of the Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

DIASYS CORPORATION
Date: January 3, 2005	/s/ Gregory Witchel
Gregory Witchel Chief Executive Officer